UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 24, 2011

SPX CORPORATION

(Exact Name of Registrant as specified in Charter)

Delaware	1-6948	38-1016240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13515 Ballantyne Corporate Place

Charlotte, North Carolina 28277

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code  (704) 752-4400

NOT APPLICABLE

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Purchase Agreement

On August 24, 2011, SPX Corporation (the “Company” or “we”), entered into a Share Purchase Agreement (the “Purchase Agreement”) with Clyde Blowers Capital S.À R.L, SCF-VI Offshore L.P., Appleby Nominees (Jersey) Limited, and the Management and the Restricted Persons (as those terms are defined in the Agreement).  (collectively, the “Sellers”). Pursuant to the Purchase Agreement, the Company has agreed to purchase the entire issued share capital of Clyde Union (Holdings) S.À R.L (the purchased assets referred to herein as the “Business”) at a cash purchase price equal to (i) an initial payment of £700,000,000 plus (ii) if the Annual 2012 Group EBITDA (as that term is defined in the Agreement) exceeds £65,000,000, an earn out payment equal to the following formula:

Annual 2012 Group EBITDA less £65,000,000

            £10,000,000                                                       x    £50,000,000

provided that in no event shall the earn out payment be less than zero or more than £50,000,000 (together, the “Purchase Price”).

Consummation of the Transaction is subject to certain customary closing conditions, including the receipt of required regulatory approvals.

Sellers and the Company have each made customary representations, warranties and covenants in the Purchase Agreement, including, among others, (i) covenants with respect to the conduct by Sellers of the Business during the interim period between the execution of the Purchase Agreement and the completion of the Transaction (the “Closing”) and certain actions Sellers agree not to take during such interim period, (ii) limitations for three years following the Closing on the solicitation of certain of the Businesses employees, subject to certain customary exceptions, and (iii) subject to certain customary exceptions, limitations for three years following the Closing on Sellers or their affiliates with respect to competing against the Business.

The representations, warranties and covenants set forth in the Purchase Agreement have been made only for the purposes of the Purchase Agreement and were solely for the benefit of the parties to the Purchase Agreement, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Purchase Agreement and not to provide investors with any other factual information regarding the parties or their respective businesses. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

The foregoing description of the Purchase Agreement should be read in conjunction with the Purchase Agreement, a copy of which will be filed as an exhibit to a future filing with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPX CORPORATION

Date: August 30, 2011	By:	/s/ Patrick J. O’Leary
Patrick J. O’Leary
Executive Vice President Finance, and Chief Financial Officer